UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 18, 2010

Auxilium Pharmaceuticals, Inc.

(Exact Name of Registrant Specified in Charter)

Delaware	000-50855	23-3016883
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

40 Valley Stream Parkway Malvern, PA	19355

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (484) 321-5900

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Auxilium Pharmaceuticals, Inc. (the “Company”) previously announced that the employment of Dr. Jyrki Mattila, the Company’s Executive Vice President, Business Development, Product Development and Technical Operations, will terminate on March 29, 2010 (the “Termination Date”). On March 18, 2010, the Company entered into an Agreement and Release (the “Agreement”) with Dr. Mattila. In accordance with the terms and conditions of the Agreement, Dr. Mattila will receive:

•	severance payments in the gross amount of $262,372.50, payable in nine monthly installments commencing on April 28, 2010;

•	a lump sum payment of $69,511 as a bonus for achievements in 2009;

•	3,126 shares of stock that vested on February 28, 2010 pursuant to the terms of that certain performance share grant awarded to Dr. Mattila on February 25, 2009;

•	payment for any accrued but unused vacation time through the Termination Date; and

•	continued medical, dental and prescription drug coverage for himself, his spouse and any dependents during the nine-month period following the Termination Date.

In addition, Dr. Mattila shall have the right to exercise any outstanding stock options that were vested as of the Termination Date until September 30, 2010. Any options and restricted stock held by Dr. Mattila that are not vested as of the Termination Date will be forfeited, except for 9,375 of the 11,250 options scheduled to vest on June 6, 2010 pursuant to the terms of that certain non-qualified stock option awarded to Dr. Mattila on June 6, 2006, which shall vest on June 6, 2010, and the remaining options shall be cancelled. Dr. Mattila shall have the right to exercise such 9,375 options until September 30, 2010.

In consideration for the severance payments and other benefits described above, Dr. Mattila has waived and released any and all claims against the Company.

Dr. Mattila remains bound by the non-competition, confidentiality, development assignment and non-solicitation covenants contained in his Amended and Restated Employment Agreement, dated as of December 18, 2008.

The foregoing is a summary description of certain terms of the Agreement and, by its nature, is incomplete. It is qualified in its entirety by the text of the Agreement attached as Exhibit 10.1 to this Current Report and incorporated herein by reference. All readers are encouraged to read the entire text of the Agreement.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Agreement and Release, dated March 18, 2010, between Dr. Jyrki Mattila and Auxilium Pharmaceuticals, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

AUXILIUM PHARMACEUTICALS, INC.

Date: March 24, 2010	By:	/S/ JAMES E. FICKENSCHER
	Name:	James E. Fickenscher
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Agreement and Release, dated March 18, 2010, between Dr. Jyrki Mattila and Auxilium Pharmaceuticals, Inc.